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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2006


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                 -----------              ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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1.01     Entry into a Material Definitive Agreement

         Ingen Technologies, Inc. ("Ingen" or the "company") signed two agreements dated December 1, 2006; one for the distribution of OxyView(TM) and and the other for Secure Balance(TM) distribution:

         A. A Distribution Agreement with MedOx Corporation ("MedOx"), a California company, for domestic and global representation of the company's OxyView(TM) product on a "best efforts" basis is one of the two agreements. MedOx is entitled to 4% of all OxyView(TM) revenues received by Ingen. If MedOx sells at least one million OxyView(TM) units, the company will issue two million shares of our restricted common stock. MedOx is also receiving a cash fee of $10,000 per month for six consecutive months commencing in December of 2006. MedOx has the right to set the customer price and receives 4% of revenues earned and 100% of the difference between the MedOx price and the customer price.

         B. Our new Secure Balance(TM) agreement is an exclusive, best efforts, 5 year distribution agreement with Secure Health, Inc. within the United States and Canada. The company has had an ongoing relationship with Secure Health. Upon the signing of the agreement, Secure Health is to receive 500,000 shares of our restricted common stock. Ingen will pay a 14% commission on the sale price, exclusive of tax and freight. The company will issue 100,000 shares of our restricted common stock after the first 5 systems are sold pursuant to the contract, another 100,000 such shares upon the sale of the 10th system and another 50,000 such shares upon the 13th Secure Balance(TM) system by Secure Health.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 4, 2006            Ingen Technologies, Inc.


                                    By: /s/ Scott R. Sand
                                        ------------------------------------
                                        Scott R. Sand,
                                        Chief Executive Officer and Chairman



TABLE OF EXHIBITS
(All Exhibits have been properly signed by the parties.
Original agreements are filed in our offices)


      EXHIBIT NO.             DESCRIPTION

         99.1 Distribution Agreement between Ingen Technologies, Inc. and MedOx Corporation, dated December 1, 2006, for the distribution of OxyView(TM).*

         99.2 Exclusive Distribution Agreement between Ingen Technologies, Inc. and Secure Health, Inc., dated December 1, 2006, for the distribution of Secure Balance(TM).*


* filed herewith